UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 100
Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2019, the Board of Directors (“Board”) of Celcuity Inc. (the “Company”) voted to increase the size of the Board from five (5) directors to six (6) directors and elected Leo Furcht, M.D., as a new director. Dr. Furcht has served as a member of the Company’s Scientific Advisory Board since 2012. Dr. Furcht joined the Company's Board as an independent director, effective immediately, for a term extending through the date of the Company's next annual meeting of stockholders. Dr. Furcht was not elected to the Board pursuant to any arrangement or understanding between him and any other person.

Upon election to the Board and consistent with grants to other non-employee directors, Dr. Furcht was granted options to purchase 5,054 shares of the Company’s common stock at an exercise price of $22.45 per share, with such option shares vesting on the earlier of April 30, 2020 or the date of the Company's next annual meeting of stockholders. The estimated value of such grant was approximately $75,000. The Company expects to make grants of similar value each year that Dr. Furcht continues to serve on the Board and intends to enter into an indemnification agreement with Dr. Furcht that is substantially similar to those entered into by other members of the Board.

As compensation for his services on the Company’s Scientific Advisory Board, Dr. Furcht was granted options to purchase 500 shares of the Company’s common stock in each of 2018 and 2017, with exercise prices per share of $23.99 and $18.95, respectively. The option grants each vest on the one-year anniversary of the grant date and the estimated value at the time of the grants was approximately $7,500 and $6,275, respectively. Other than as described above, Dr. Furcht has not been a party to, nor has he had a direct or indirect material interest in, any transactions with the Company during the current fiscal year or the fiscal years ended December 31, 2018 and 2017.

On May 20, 2019, the Company issued a press release announcing this change to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting of Stockholders on May 16, 2019. At the meeting:

1. Stockholders elected five nominees to the Company’s Board of Directors to hold office until the next annual meeting or until their successors are elected and qualified;

2. Stockholders ratified the appointment of Boulay PLLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3. Stockholders approved, on a non-binding and advisory basis, the compensation of the named executive officers.

The voting results for each such matter were as follows:

1. Election of Directors:

Nominee:	For:	Withheld:	Broker Non-Votes:
Maureen Cronin	6,412,980	167,169	2,415,715
David F. Dalvey	6,410,993	169,156	2,415,715
Lance G. Laing	6,372,008	208,141	2,415,715
Richard J. Nigon	6,142,595	437,554	2,415,715
Brian F. Sullivan	6,426,808	153,341	2,415,715

2. Ratification of the appointment of Boulay PLLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019:

For:	Against:	Abstain:	Broker Non-Votes:
8,994,744	120	1,000	0

3. Approval, on a non-binding and advisory basis, of named executive officer compensation:

For:	Against:	Abstain:	Broker Non-Votes:
6,497,312	14,756	68,081	2,415,715

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Celcuity Inc. dated May 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2019

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer